UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 11, 2010
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 11, 2010, Stone Energy Corporation, a Delaware corporation (“Stone”), entered into an Amendment No. 2 (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of August 28, 2008. On August 28, 2008, Stone entered into the Credit Agreement totaling $700 million, maturing July 1, 2011, through a syndicate of banks. As of January 11, 2010, the Credit Agreement is guaranteed by Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”). Stone Offshore reaffirmed its guarantee of the obligations as amended by this Amendment. The borrowing base under the credit facility has been confirmed by Stone’s bank group at $425 million as of October 9, 2009. The Amendment permits Stone to issue up to $300 million in unsecured notes (the “Unsecured Notes”) pursuant to an Indenture (the “Indenture”) to be entered into by Stone, Stone Offshore and The Bank of New York Mellon Trust Company, N.A., as trustee. The Amendment further provides that if Stone issues more than $200 million of Unsecured Notes pursuant to the Indenture, the borrowing base under the credit facility will be automatically reduced by an amount equal to 40% of the amount in excess of $200 million. The Amendment also provides that the indebtedness outstanding under Stone’s existing 8-1/4% senior subordinated notes due 2011 must be repaid or redeemed within 45 days following the issuance of the Unsecured Notes.
     As of December 31, 2009, Stone had $175 million of outstanding borrowings under its bank credit facility and $63 million in letters of credit had been issued pursuant to the facility, leaving $187 million of availability under the facility. The weighted average interest rate under the facility was approximately 2.7% as of December 31, 2009. Stone’s bank group includes Bank of America, N.A. as administrative agent; BNP Paribas, Natixis, and the Bank of Nova Scotia as syndication agents; Capital One, N.A. and Toronto Dominion LLC as documentation agents; and Allied Irish Banks p.l.c., Barclays Bank PLC, Regions Bank, U.S. Bank, Whitney National Bank, JPMorgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation as participating banks.
Item 7.01. Regulation FD Disclosure.
     On January 11, 2010, Stone issued a press release which announced its 2010 capital expenditures budget and provided an operational update. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. Additionally, on January 11, 2010, Stone issued a press release which announced that it intends to publicly offer $250 million aggregate principal amount of Senior Notes due 2017. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. Lastly, on January 11, 2010, Stone issued a press release which announced that it has commenced a cash tender offer and consent solicitation for all of its $200 million aggregate principal amount of 8-1/4% Senior Subordinated Notes due 2011. The press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1, 99.2 and 99.3, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
     Stone announced on January 11, 2010 that it intends, subject to market conditions, to publicly offer $250 million aggregate principal amount of Senior Notes due 2017. The Senior Notes will be fully and unconditionally guaranteed by Stone Energy Offshore, L.L.C., a wholly-owned subsidiary of Stone. Stone intends to use the net proceeds from the offering to fund its pending tender offer and consent solicitation for its existing 8-1/4% Senior Subordinated Notes due 2011 and for general corporate purposes. A shelf registration statement relating to the securities has been filed with the SEC and became effective May 18, 2009. The offering and sale of the senior notes will be made pursuant to this effective shelf registration statement.
     Stone Energy Corporation announced on January 11, 2010 that it has commenced a cash tender offer and consent solicitation for any and all of its $200 million aggregate principal amount of 8-1/4% Senior Subordinated Notes due 2011 (CUSIP No. 861642AE6). The tender offer will expire at 9:00 a.m., New York City Time, on Tuesday, February 9, 2010, unless extended by Stone in its sole discretion. The tender offer contemplates an early settlement option, so that holders who validly tender their notes prior to the expiration of the consent solicitation on January 25, 2010 and accepted for purchase could receive payment as early as January 26, 2010
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

4.1	Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of August 28, 2008.

99.1	Press release dated January 11, 2010, “Stone Energy Corporation Announces 2010 Capital Expenditures Budget and Provides Operational Update.”

99.2	Press release dated January 11, 2010, “Stone Energy Corporation Announces Public Offering of $250 Million of Senior Notes.”

99.3	Press release dated January 11, 2010, “Stone Energy Corporation Announces Tender Offer and Consent Solicitation.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION
Date: January 12, 2010	By:	/s/ J. Kent Pierret
J. Kent Pierret
Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of August 28, 2008.

99.1	Press release dated January 11, 2010, “Stone Energy Corporation Announces 2010 Capital Expenditures Budget and Provides Operational Update.”

99.2	Press release dated January 11, 2010, “Stone Energy Corporation Announces Public Offering of $250 Million of Senior Notes.”

99.3	Press release dated January 11, 2010, “Stone Energy Corporation Announces Tender Offer and Consent Solicitation.”